Exhibit 4.6

Autobytel Inc.

WARRANT TO PURCHASE COMMON STOCK

VOID AFTER 5:00 P.M., PACIFIC
TIME, ON THE EXPIRATION DATE

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITY IS THEN IN EFFECT, OR SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED DUE TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION. SHOULD THERE BE ANY REASONABLE UNCERTAINTY OR GOOD FAITH  DISAGREEMENT BETWEEN THE MAKER AND THE HOLDER AS TO THE AVAILABILITY OF SUCH EXEMPTIONS, THEN THE HOLDER SHALL BE REQUIRED TO DELIVER TO MAKER AN OPINION OF COUNSEL (SKILLED IN SECURITIES MATTERS, SELECTED BY THE HOLDER AND REASONABLY SATISFACTORY TO THE MAKER) IN FORM AND SUBSTANCE SATISFACTORY TO MAKER THAT SUCH OFFER, SALE, OR TRANSFER, PLEDGE, OR HYPOTHECATION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS.

THIS WARRANT IS SUBJECT TO THE TERMS OF AN ASSET PURCHASE AGREEMENT DATED AS OF SEPTEMBER 16, 2010 (“ASSET PURCHASE AGREEMENT”) AND IS SUBJECT TO VARIOUS RIGHTS OF OFFSET BY MAKER UNDER THE ASSET PURCHASE AGREEMENT.

SHARES THAT MAY BE ISSUED UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE TERMS OF A SHAREHOLDER AGREEMENT DATED AS OF SEPTEMBER 16, 2010 (“SHAREHOLDER AGREEMENT”) AND ARE SUBJECT TO VARIOUS RESTRICTIONS ON TRANSFER, REPURCHASE RIGHTS AND VOTING ARRANGEMENTS, INCLUDING AN IRREVOCABLE PROXY, UNDER THE SHAREHOLDER AGREEMENT.

Issuance Date: September 16, 2010

FOR VALUE RECEIVED, Autobytel Inc., a Delaware corporation  ("Company"),  hereby  agrees to sell upon the terms and on the conditions  hereinafter set forth, but no later than 5:00 p.m., Pacific Time, on the Expiration Date (as hereinafter  defined) to Autotropolis, Inc., a Florida corporation, and Cyber Ventures, Inc., Florida corporation, as joint holders of this Warrant, or registered assigns (collectively, the “Holder"), under  the  terms  as hereinafter set forth, Two Million (2,000,000) fully paid and non-assessable shares of the Company's Common Stock, par value $0.001 per share ("Warrant  Stock"), at a purchase  price of Ninety-Three Cents ($0.93) per share ("Warrant Price"), pursuant to this warrant  ("Warrant").  The number of shares of Warrant Stock to be so issued and the Warrant Price are subject to adjustment in certain events as hereinafter set forth.  The term "Common Stock" shall mean, when used herein,  unless the context  otherwise  requires, the common stock of the Company and other securities  and  property  at the  time  receivable  upon the  exercise of this Warrant.

1.	Exercise of Warrant.

(a)             The Holder, or any one of the persons comprising the Holder, may exercise this Warrant according to its terms by completing the subscription form attached hereto and surrendering this Warrant to the Company at the address set forth in Section 9, accompanied by cash, certified check or bank draft in payment of the purchase price, in lawful money of the United States of America, for the number of shares of the Warrant Stock specified in the subscription form, or as otherwise provided in this Warrant, prior to 5:00 p.m., Pacific Time, on eighth anniversary of the Issuance Date ("Expiration Date").

(b)             This Warrant shall become exercisable on the third anniversary date of the Issuance Date. This Warrant shall become exercisable in full on an accelerated basis upon the Company’s Board of Directors approving a liquidation, dissolution, or winding up of the Company. In addition, 50% of this Warrant (100% if both Shareholders (as defined in the Asset Purchase Agreement) are the subject of an Acceleration Event (as defined below)) shall become exercisable in full on an accelerated basis if, during the period commencing as of the Issuance Date and ending on the third (3rd) anniversary of the Issuance Date and in connection with a Change in Control (as defined below), a Shareholder’s employment by the Company is terminated (i) by the Company without Cause (as defined in the Shareholder Agreement); or (ii) voluntarily by such Shareholder with Good Reason (as defined in the Shareholder Agreement) (each an “Acceleration Event”). For purposes of this Warrant, a “Change in Control” means the first to occur of any of the following (in one transaction or a series of related transactions):  (i) consummation of a sale of, directly or indirectly, all or substantially all of the Company’s assets; (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding equity securities of the Company or (B) the combined voting power of the Company's then outstanding securities; or (iii) the Company is party to a consummated merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or another entity) at least fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving or other entity outstanding immediately after such merger or consolidation.

(c)             This Warrant may be exercised in whole or in part so long as any exercise in part hereof (i) is for not less than Two Hundred Thousand (200,000) shares of Warrant Stock (which limitation will be appropriately and equitably adjusted consistent with any adjustments under Section 4 hereof); and (ii) would not involve the issuance of fractional shares of Warrant  Stock.  If exercised in part, the Company shall deliver to the Holder a new Warrant, identical in form, in the name of the Holder, evidencing the right to purchase  the number of shares of Warrant  Stock as to which this Warrant has not been  exercised,  which new Warrant shall be signed by the  Chairman, Chief Executive  Officer or President, or the Secretary or Assistant  Secretary of the Company (or an officer occupying a position reasonably equivalent to any of the foregoing).  The term Warrant as used herein shall include any subsequent Warrant issued as provided herein.

(d)             No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  The Company shall pay cash in lieu of fractional shares with respect to the Warrants based upon the fair market value of such fractional shares of Common Stock (which shall be the closing price of such shares on the exchange or market on which the Common Stock is then traded) at the time of exercise of this Warrant.

(e)             In the event of any exercise of the rights represented by this Warrant, the Warrant Stock so purchased shall be registered in the name of the Holder within a reasonable time after such rights shall have been so exercised.  The person or entity in whose name the Warrant Stock is registered upon exercise of the rights represented by this Warrant shall for all purposes be deemed to have become the holder of record of such Warrant Stock immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of registration of the Warrant Stock, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such Warrant Stock at the opening of business on the next succeeding date on which the stock transfer books are open.  Except as provided in Section 4 hereof, the Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

2.	Restrictions on Disposition of Warrant and Warrant Stock.

(a)            The Holder hereby acknowledges that (i) this Warrant and any Warrant Stock that may be acquired upon exercise of this Warrant pursuant hereto are, as of the date hereof, not registered: (A) under the Securities Act on the ground that the issuance of this Warrant is exempt from registration under Section 4(2) of the Securities Act as not involving any public offering or (B) under any applicable state securities law because the issuance of this Warrant does not involve any public offering and (ii) that the Company's reliance on the Section 4(2) exemption of the Securities Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder.  The Holder represents and warrants that the Holder is acquiring this Warrant and will acquire the Warrant Stock for investment for the Holder’s own account, with no present intention of reselling or otherwise distributing the same.

(b)            If, at the time of issuance of Warrant Stock upon exercise of this Warrant, no registration statement is in effect with respect to such shares under applicable provisions of the Securities Act and other applicable securities laws, Holder hereby agrees that Holder will not sell, transfer, offer, pledge or hypothecate all or any part of the Warrant Stock unless and until Holder shall first have given notice to the Company describing such sale, transfer, offer, pledge or hypothecation and there shall be available exemptions from such registration requirements exist. Should there be any reasonable uncertainty or good faith disagreement between the Company and the Holder as to the availability of such exemptions, then the Holder shall be required to deliver to the Company (i) an opinion of counsel (skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company) in form and substance satisfactory to the Company to the effect that such offer, sale, transfer, pledge or hypothecation is in compliance with an available exemption under the Securities Act and other applicable securities laws, or (ii) an interpretative letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed offer, sale, transfer, pledge or hypothecation is made without registration under the Securities Act. The Company may at its election require that the Holder provide the Company with written reconfirmation of the Holder's investment intent as set forth in Section 2(a) with respect to the Warrant Stock. The Warrant Stock issued upon exercise of this Warrant shall bear a legend reading substantially as follows:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITY IS THEN IN EFFECT, OR SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED DUE TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION. SHOULD THERE BE ANY REASONABLE UNCERTAINTY OR GOOD FAITH DISAGREEMENT BETWEEN THE MAKER AND THE HOLDER AS TO THE AVAILABILITY OF SUCH EXEMPTIONS, THEN THE HOLDER SHALL BE REQUIRED TO DELIVER TO MAKER AN OPINION OF COUNSEL (SKILLED IN SECURITIES MATTERS, SELECTED BY THE HOLDER AND REASONABLY SATISFACTORY TO THE MAKER) IN FORM AND SUBSTANCE SATISFACTORY TO MAKER THAT SUCH OFFER, SALE, OR TRANSFER, PLEDGE, OR HYPOTHECATION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS.”

(c)           In addition to the foregoing restrictions, any Warrant Stock issued upon exercise of this Warrant will be subject to additional restrictions on transfer, repurchase rights, and voting arrangements, including an irrevocable proxy, set forth in the Shareholder Agreement. The Warrant Stock issued upon exercise of the Warrant shall bear a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A SHAREHOLDER AGREEMENT DATED AS OF SEPTEMBER 16, 2010, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THE SHAREHOLDER AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER, REPURCHASE RIGHTS, AND VOTING ARRANGEMENTS, INCLUDING AN IRREVOCABLE PROXY, SET FORTH THEREIN.”

(d)            This Warrant may not be assigned, pledged, sold or otherwise transferred without the prior written consent of the Company. Any purported assignment prohibited by this Warrant shall be void. Notwithstanding the foregoing, this Warrant may be assigned by either party comprising Holder to the other party comprising the Holder and/or to the shareholders of each party comprising Holder (as such shareholders exist as of the Issuance Date) upon written notice to the Company, and upon receipt of such notice and delivery of the original Warrant to the Company for cancellation, the Company shall deliver to the permitted assignee designated in such notice a new Warrant, identical in form, in the name of the permitted assignee designated in such notice, evidencing the right to purchase the number of shares of Warrant Stock as to which this Warrant has not been exercised, which new Warrant shall be signed by the Chairman, Chief Executive Officer or President, or the Secretary or Assistant Secretary of the Company (or an officer occupying a position reasonably equivalent to any of the foregoing).  The term Warrant as used herein shall include any subsequent Warrant issued as provided herein, and upon issuance, the permitted assignee designated in such notice shall become the “Holder” under the Warrant.

(e)           So long as the Warrant Stock remains subject to the foregoing restrictions, the Company may maintain appropriate "stop transfer" orders with respect to such shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

3. Reservation of Shares; Certain Representations and Warranties; Certain Covenants.  The Company hereby agrees, represents and warrants that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of its Common Stock (or other securities subject to this Warrant from time to time) as shall be required for issuance upon exercise of this Warrant.  The Company further agrees that all shares of Warrant Stock represented by this Warrant will be duly authorized and will, upon issuance and against payment of the exercise price, be validly issued, fully paid and non-assessable.  The Company represents and warrants that its execution and delivery of this Warrant has been authorized by all necessary and appropriate corporate action under its organizational documents and any applicable agreements and in conformity with applicable law and that this Warrant has been executed by an authorized representative of the Company.  The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant.

Capital Adjustments.  This Warrant is subject to the following further provisions:

(a)           Recapitalization, Reclassification and Succession.  If any recapitalization of the Company, reclassification of the Common Stock, reorganization, split-off, spin-off, extraordinary dividend or distribution by the Company, merger or consolidation of the Company into or with a corporation or other business entity, sale or transfer of all or substantially all of the Company's assets or of any successor corporation's assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term "successor corporation"), any event constituting a Change in Control, or any event similar to any of the foregoing, shall be effected, directly or indirectly, in one or a series of related transactions (any of the forging being an “Adjustment Event”), at any time while this Warrant remains outstanding and unexpired, then, as a condition of such Adjustment Event, and, in any event, the Company agrees that lawful, equitable and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof, and in lieu of the shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange, in connection with the Adjustment Event, for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

(b)           Subdivision or Combination of Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of shares of Warrant Stock purchasable upon exercise of this Warrant and the Warrant Price shall be proportionately and equitably adjusted so as to prevent the enlargement or dilution of economic rights under the Warrant.

(c)           Stock Dividends and Distributions.  If the Company at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock (and/or other equity of the Company), then (i) the Warrant Price shall be adjusted in accordance with Section 4(d); and (ii) the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock (and/or other equity of the Company) that Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto.

(d)           Warrant Price Adjustment.  Whenever the number of shares of Warrant Stock purchasable upon exercise of this Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of this Warrant shall be proportionately and equitably adjusted.

(e)           Certain Shares Excluded.  The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 4 shall exclude any shares then directly or indirectly held in the treasury of the Company.

(f)           Deferral and Cumulation of De Minimis Adjustments.  The Company shall not be required to make any adjustment pursuant to this Section 4 if the amount of such adjustment would be less than one percent (1%) of the Warrant Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Warrant Price in effect immediately before the event giving rise to such next subsequent adjustment.

4. Notice To Holders.

(a)           Notice of Record Date.  In case:

(i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities;

(ii) any Adjustment Event; or

(iii) approval by the Company’s Board of Directors of any dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such Adjustment Event is to take place, and the time, if any and if applicable, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such Adjustment Event.  Such notice shall be mailed at least 15 days prior to the record date therein specified; provided, however, failure to provide any such notice shall not affect the validity of such transaction; provided, further, that the Company or its successor shall in no way be relieved of any liability for damages caused to the Holder caused by such failure to give the required notice.  In the event that this Warrant is to become exercisable on an accelerated basis in connection with any event described in this Section 5(a), the Company shall afford the Holder fair opportunity to exercise the Warrant effective immediately prior to such event.

(b)           Notice of Adjustment.  Whenever any adjustment shall be made pursuant to Section 4 hereof, the Company shall promptly notify the Holder of this Warrant of the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant after giving effect to such adjustment.

5. Loss, Theft, Destruction or Mutilation.  Upon receipt by the Company of evidence satisfactory to it of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver a new Warrant of like tenor dated the date hereof.

6. Warrant Holder not a Stockholder.  Without limiting rights of the Holder in respect of any shares of stock of the Company or other securities owned by the Holder, the Holder of this Warrant shall not be entitled by reason of holding this Warrant to any rights whatsoever as a stockholder of the Company.

7. Setoff. This Warrant, and the Common Stock issuable upon exercise of the Warrant, are subject to reduction and setoff as provided in, and in accordance with, the Asset Purchase Agreement to secure claims thereunder.

8. Notices.  Any notice required or contemplated by this Warrant shall be deemed to have been duly given if transmitted  by registered or certified  mail, return receipt requested,  or nationally  recognized overnight delivery service, to the Company at its principal  executive offices located at 18872 MacArthur Blvd., Suite 200, Irvine, California 92612-1400 Attention: Chief Legal Officer, or to the Holder at(William Ferriolo:) 14733 Waterchase Blvd., Tampa, Florida 33626 and (Ian Bentley:) 14613 Canopy Drive, Tampa, Florida 33626, as may be updated in writing from time to time in the event of change of address or assignment of this Warrant.

9. Choice of Law.  THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN  ACCORDANCE  WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

10. Jurisdiction and Venue.  The Company and Holder hereby agree that any dispute which may arise  between them arising out of or in connection  with this Warrant shall be adjudicated before a court located in New Castle County, Delaware and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of Delaware  located in New Castle County with respect to any action or legal  proceeding  commenced by any party,  and irrevocably  waive any objection they now or  hereafter  may have  respecting  the  venue of any such  action  or proceeding  brought in such a court or respecting the fact that such court is an inconvenient  forum,  relating to or arising out of this Warrant or any acts or omissions relating to the sale of the securities  hereunder,  and consent to the service of process in the manner set forth in Section 8 of this Warrant.

11. Attorneys’ Fees.  In the event of any dispute between the parties concerning the terms and provisions of this Warrant or any action to enforce the provisions of this Warrant, the party prevailing in such dispute or enforcement (regardless of whether judicial process is used) shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

12.
13. Severability.  In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

IN WITNESS WHEREOF, the undersigned has duly executed this Warrant as of the Issuance Date.

Autobytel Inc., a Delaware corporation

By:  /s/ Jeffrey H. Coats
Jeffrey H. Coats
President and Chief Executive Officer

FORM OF EXERCISE

[May only be executed by the registered holder hereof]

The undersigned hereby exercises the right to purchase _________ shares of common stock, par value $0.001 per share ("Common Stock"), of Autobytel Inc. evidenced by the within Warrant Certificate for an Exercise Price of $_____ per share and herewith makes payment of the purchase price in full of $__________.

Dated:____________________ , 20__ .